CONTACT: MATTHEW P. DEINES
PRESIDENT & CEO
(360) 457-0461

First Northwest Bancorp Announces Management Change
PORT ANGELES, WA – March 16, 2020 – First Northwest Bancorp (NASDAQ: FNWB) (“Company”), the holding company for First Federal Savings and Loan Association of Port Angeles (“Bank” or “First Federal”), today announced that Regina Wood is resigning as Chief Financial Officer effective March 16, 2020, to pursue another business opportunity. Geri Bullard, currently serving as Senior Vice President and Treasurer, will assume the position of Interim Chief Financial Officer following Ms. Wood’s departure.
“On behalf of the Board of Directors and Management team, we are extremely grateful for the valued service and contributions Regina has made over the last 16 years,” said Matthew P. Deines, President and CEO. “We appreciate all of her efforts, and we wish her well in her future endeavors.”
“At the same time, we welcome Geri Bullard to the interim positions of Chief Financial Officer and Principal Accounting Officer, and we look forward to working with her in this new role,” added Deines. Geri Bullard joined the bank earlier this year as SVP and Treasurer. She brings more than 20 years of financial experience as Controller and Chief Financial Officer positions where she has served throughout the Pacific Northwest, California, and Idaho. Prior to joining First Federal, Ms. Bullard served as Controller at Salal Credit Union, located in Seattle, from August 2018 to January 2020, and Chief Financial Officer of First Sound Bank, also in Seattle, from February 2017 to August 2018. Ms. Bullard holds a Bachelor of Science degree from Humboldt State University and is a licensed CPA and CMA.
About the Company
First Northwest Bancorp, a Washington corporation, is the bank holding company for First Federal Savings and Loan Association of Port Angeles. First Federal is a Washington state-chartered savings bank primarily serving communities in Western Washington State with thirteen banking locations - eight located within Clallam and Jefferson counties, two in Kitsap County, two in Whatcom County, and a lending center in King County.
Forward Looking Statements
Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which we operate, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding our mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. Our actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to: increased competitive pressures; changes in the interest rate environment; the credit risks of lending activities; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in the Company’s latest Annual Report on Form 10-K and other filings with the Securities and Exchange Commission ("SEC")-which are available on our website at www.ourfirstfed.com and on the SEC’s website at www.sec.gov.
Any of the forward-looking statements that we make in this Press Release and in the other public statements we make may turn out to be incorrect because of the inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. Because of these and other uncertainties, our actual future results may be materially different from those expressed or implied in any forward-looking statements made by or on our behalf and the Company's operating and stock price performance may be negatively affected. Therefore, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2020 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect the Company’s operations and stock price performance.
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Note: Transmitted on Globe Newswire on March 16, 2020, at 3:55 p.m. PDT